EXHIBIT 5.1

                          PILLSBURY MADISON & SUTRO LLP
                               2550 Hanover Street
                           Palo Alto, California 94304


                                 April 26, 1999


Savoir Technology Group, Inc.
254 East Hacienda Avenue
Campbell, California  95008

      Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

      We are acting as counsel for Savoir Technology Group, Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company of the offer and sale under the Securities Act of 1933, as amended (the "Securities Act"), of 1,764,914 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of the Company, pursuant to the Company's registration statement on Form S-3 (the "Registration Statement"), on behalf of those certain selling stockholders named therein (the "Selling Stockholders"). The Shares being offered by the Selling Stockholders represent 39,935 shares of Common Stock issued upon payment of a regular quarterly dividend on the Company's Series A Preferred Stock (the "Regular Dividend Shares"), 334,659 additional shares of Common Stock issuable upon conversion of the Company's Series A Preferred Stock (the "Conversion Shares") and 1,390,320 other shares of Common Stock held by stockholders of the Company (the "Stockholders' Shares"). In this regard we have participated in the preparation of the Registration Statement.

      We are of the opinion that the Regular Dividend Shares and the Stockholders' Shares have been duly authorized and legally issued, and are fully paid and nonassessable, and the Conversion Shares have been duly authorized and, when issued in accordance with the terms of the Company's Certificate of Incorporation, will be legally issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                            Very truly yours,

                                            /s/  PILLSBURY MADISON & SUTRO LLP